UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 25, 2008

Advanced Photonix, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325836
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (734) 864-5647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement.

On September 25, 2008, Advanced Photonix, Inc. (the “Company”) and The PrivateBank and Trust Company (the “Bank”) entered into a Loan Agreement (the “Loan Agreement”) providing for (i) a line of credit (“Line of Credit”) permitting borrowings by the Company of up to a maximum of $3,000,000 and (ii) a term loan (the “Term Loan”) to the Company of $1,735,716.61. The availability of borrowings under the Line of Credit will be determined by the calculation of a borrowing base that includes a percentage of eligible accounts receivable and inventory.

The Loan Agreement contains customary financial covenants, including a requirement that the minimum debt service coverage ratio of the Company (as defined in the Loan Agreement) be not less than 1.25:1.00 on a rolling four-quarter basis and that the Company maintain certain levels of Adjusted EBITDA (as defined in the Loan Agreement). The interest rate is variable and is adjusted on the effective date of any adjustment of the prime rate announced by the Bank. The principal loan amount, with respect to the Line of Credit, is due on September 25, 2011, and, with respect to the Term Loan, is due on September 25, 2012, provided that if existing loans to the Company by the Michigan Economic Development Corporation have not converted to equity on or before August 31, 2011, the Line of Credit and the Term Loan shall each be due on August 31, 2011.

The Loan Agreement contains customary representations, warranties and covenants. The Loan Agreement is guaranteed by each of Company’s wholly-owned subsidiaries, Picometrix, LLC (“Picometrix”) and Silicon Sensors, Inc. (collectively, the “Subsidiaries”), and the loan is secured by separate security agreements (each, in the form attached hereto as Exhibit 10.4), each dated September 25, 2008, between the Bank and the Company and each of the Subsidiaries, pursuant to which, in each case, the Company and the Subsidiaries granted to the Bank a first-priority security interest in their respective assets (excluding certain intellectual property which secures debt owing to two of the company’s executive officers incurred in connection with the Company’s prior acquisition of Picometrix) (the “Picometrix Debt”). Pursuant to the Loan Agreement, upon full repayment of the Picometrix Debt, the Company agreed to grant a security interest in such intellectual property to the Bank.

On September 25, 2008, the Company drew down $1,735,716.61 under the Term Loan and $1,349,229.84 under the Line of Credit to pay in full its existing indebtedness to Fifth Third Bank.

The descriptions of the above documents are qualified in their entirety by reference to the copies of the documents filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, which are each incorporated herein by reference.

Item 2.03  - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described under Item 1.01 above, on September 25, 2008, the Company entered into the Loan Agreement providing for a Line of Credit, permitting borrowings by the Company of up to $3,000,000, and a Term Loan to the Company of $1,735,716.61. Upon the occurrence of certain events, including, but not limited to, the Company’s failure to make required payments under the Loan Agreement or the Company’s default in its other obligations under the Loan Agreement, the Bank may take certain remedial actions, including, but not limited to, declaring all unpaid principal, unpaid interest and all other amounts payable by the Company immediately due.

This description of the Loan Agreement is qualified in its entirety by reference to the copy of the document filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit

10.1	Loan Agreement dated September 25, 2008 between Advanced Photonix, Inc. and The PrivateBank and Trust Company.

10.2	Promissory Note (Term Loan – Prime) dated September 25, 2008 by Advanced Photonix, Inc. in favor of The PrivateBank and Trust Company.

10.3	Promissory Note (Line of Credit – Prime) dated September 25, 2008 by Advanced Photonix, Inc. in favor of The PrivateBank and Trust Company.

10.4	Continuing Security Agreement dated September 25, 2008 between Advanced Photonix, Inc. and The PrivateBank and Trust Company.

10.5	Continuing Guaranty dated September 25, 2008 by Picometrix, LLC and Silicon Sensors, Inc. for the benefit of The PrivateBank and Trust Company.

10.6	Form of Patent, Trademark and Security Agreement between Advanced Photonix, Inc. and The PrivateBank and Trust Company.

99.1	Press Release of Advanced Photonix, Inc. dated September 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED PHOTONIX, INC.

By: /s/Richard D. Kurtz
Richard D. Kurtz, Chief Executive Officer

Dated:  September 25, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Loan Agreement dated September 25, 2008 between Advanced Photonix, Inc. and The PrivateBank and Trust Company.

10.2	Promissory Note (Term Loan – Prime) dated September 25, 2008 by Advanced Photonix, Inc. in favor of The PrivateBank and Trust Company.

10.3	Promissory Note (Line of Credit – Prime) dated September 25, 2008 by Advanced Photonix, Inc. in favor of The PrivateBank and Trust Company.

10.4	Continuing Security Agreement dated September 25, 2008 between Advanced Photonix, Inc. and The PrivateBank and Trust Company.

10.5	Continuing Guaranty dated September 25, 2008 by Picometrix, LLC and Silicon Sensors, Inc. for the benefit of The PrivateBank and Trust Company.

10.6	Form of Patent, Trademark and Security Agreement between Advanced Photonix, Inc. and The PrivateBank and Trust Company.

99.1	Press Release of Advanced Photonix, Inc. dated September 25, 2008.